FORM 10-SB


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-SB

      GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS
        Under section 12(b) or (g) of the Securities Exchange Act of 1934

                             Commission File Number:



                          PRO GLASS TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

         NEVADA                             88-0231200
(States of other jurisdiction       (I.R.S. Employer Identification No.)
of incorporation or organization)

# 8 3927 Edmonton Trail N.E., Calgary, Alberta  Canada          T2E6T1
  (Address of principal executive offices)            (Zip Code)

Issuers telephone number (403) 291-7020

Securities registered under Section 12(b) of the Exchange Act:



 Title of each class                 Name of each exchange on which registered
 to be so registered                      each class is to be registered

       N/A                                           N/A


Securities registered under Section 12 (g) of the Exchange Act:

                     Common stock, par value $.001 per share
                                (Title of class)

                                (Title of class)

As June 30, 2000, the aggregate market value of the voting stock held by non affiliates is undeterminable and is considered to be 0.

     (ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PAST FIVE YEARS)

                                 Not applicable

                   (APPLICABLE ONLY TO CORPORATE REGISTRANTS)

As of June 30, 2000, the registrants had 22,692,449 shares of common stock issued and outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

List hereunder the following documents if incorporated by reference and the part of the form 10-KSB (e.g., part I, part II, etc.) into which the document is incorporated: (1) Any annual report to security holders; (2) any proxy or other information statement; and (3) Any prospectus filed pursuant to rule 424 (b) or (c ) under the Securities Act of 1933: None


                          PRO GLASS TECHNOLOGIES, INC.

                                  FORM 10 - SB

                                TABLE OF CONTENTS
                                      PAGE
                                     PART I


ITEM     1.       Description of Business   . . . . . . . . . . . . . .     4

ITEM     2.       Managements Discussion and Analysis or Plan of Operation  6

ITEM     3.       Description of Property . . . . . . . . . . . . . . . .   8

ITEM     4.       Security Ownership of Certain Beneficial Owners and
                  Management  . . . . . . . . .                             9

ITEM     5.       Directors, Executive Officers, Promoters and Control
                  Persons . . . . . . . . . . . . . .                       10

ITEM     6.       Executive Compensation  . . . . . . . . . . . . . . . .   12

ITEM     7.       Certain Relationships and Related Transactions  . . . .   12

ITEM     8.       Description of Securities. . . . . . . . . . . . . . . .  13

                                     PART II

ITEM     1.     Market Price of and Dividends on Registrants Common Equity and
                           Other Shareholder Matters . . . . . . . . . .    13

ITEM     2.       Legal Proceedings  . . . . . . . . . . . . . . . . . .    15

ITEM     3.       Changes in and Disagreements with Accountants . . . .     15

ITEM     4.       Recent Sales of Unregistered Securities  . . . . . . .    15

ITEM     5.       Indemnification of Directors and Officers  . . . . . .    16

                                   PART F / S

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .    18

                                    PART III

ITEM     1.       Index to Exhibits . . . . . . . . . . . . . . . . . .  S - 1

ITEM     2.       Description of Exhibits . . . . . . . . . . . . . . .  S - 1

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S - 2




                                  FORM 10 - SB

                                     PART I

ITEM     1.       Description of Business

     Pro Glass Technologies, Inc. (the Company) formerly Ragen Corporation, incorporated under the laws the Nevada on August 24, 1987, was engaged in the real estate and construction business, manufacturing, and installing seamless rain gutters in Nevada.

     On August 24, 1996 the Company executed a forward split of its outstanding stock on a 1,000 to 1 basis or to 3,000,000 common shares. This split reduced the par value of its common stock from $1.00 to $.001 per share increasing the authorized shares from 25,000 to 25,000,000 shares. The Company sold its business in late 1997and was reduced to minimal operations.

     On October 21, 1999 the Company entered into a reverse merger pursuant to Rule 368 (a)(1)(B) of the Internal Revenue Code of 1986 as amended. Whereas, Ragen acquired 100% of the common stock of Pro Glass Technologies, Inc., a Canadian corporation, and its three wholly owned subsidiaries for 17,714,000 shares of authorized but unissued common stock. Ragen changed its name to Pro Glass Technologies, Inc., on October 25, 1999 and increased the authorized capital to 50,000,000 shares of $.001 par value common stock. Pro Glass
Technologies, Inc., is the predecessor due to a reverse merger. Pro Glass Technologies, Inc., is a holding company.

     Pro Glass Technologies, Inc., the Canadian corporation, was incorporated under the laws of Alberta, BC Canada. Pro Glass Technologies, Inc., the Canadian corporation, has three wholly owned subsidiaries Windshield Superstore, Ltd., Canada Autoglass Warranty, Inc., and Shatterprufe Industries. All three subsidiaries where incorporated in Alberta, Canada on December 4, 1997.

     Pro Glass sells and installs auto glass products through two Calgary based outlets. Pro Glass replaces and repairs windshields of all domestic and foreign vehicles and to a lesser degree, other types of auto glass. Additionally, flat
glass  for  non-auto   related   applications   such  as  furniture,   mirrors,
greenhouses, etc., is also sold.

Subsidiaries

     Windshield Superstore, Ltd., 100% owned: Windshield Superstore Ltd., is the operating company that operates the two business locations. Windshield Superstore, Ltd., markets, installs, replaces, and repairs windshields for all types of automobiles. The Company also deals with other types of auto glass and flat glass for non-auto related applications.

     Canada Auto Glass Warranty, Inc., 100% owned: Canada Auto Glass Warranty, Inc., is currently inactive. The Company plans to use this subsidiary to offer repair insurance to customers for windshield damage. The customers will pay a monthly fee to be involved in this program.

     Shatterprufe Industries, Inc., 100% owned: Shatterprufe Industries, Inc., is currently inactive, The Company plans to activate Shatterprufe Industries, Inc., when there is a sufficient amount of Pro Glass Technologies, Inc., auto glass outlets to make it cost beneficial to have a distribution and purchasing subsidiary.



Marketing

     It is Pro Glass Technologies, Inc., opinion that the long term market outlook will witness State and Provincial government mandates that will force drivers to immediately repair or replace cracked auto glass windshields or risk the removal of the vehicle from the road with a financial penalty. This mandate currently exists in British Columbia, Canada.

     The industry is overwhelmingly private. This makes it somewhat difficult to accurately ascertain balance sheet numbers. However, from Pro Glass Technologies, Inc., experience the industry has strong fundamentals with decades of profitable growth. The estimated average EBITDA (Earnings Before Income Tax Depreciation and Amortization) in the industry is then normal and it is not uncommon for retail operations to exceed 22%. Pro Glass Technologies, Inc., recognizes and believes that by bringing innovative and sophisticated marketing/sales technology to the fragmented ma/pa auto glass industry there is the opportunity to increase the EBITDA up to 30%.

     Besides overall industry growth, Pro Glass Technologies, Inc., believes distinct market trends will happen in the auto glass industry including: 1) Mergers and consolidations and 2) Integration of Specialty Products and Services. As a result consolidation will achieve economies of scale with the ability to introduce new services to a captured clientele. All of these trends are evident in Pro Glass Technologies, Inc. The Company is poised to experience immediate and rapid growth in revenues, operations, and employees due to both internal and growth acquisitions.

     The auto glass industry is unique in that it does not face the typical threats to the same extent that other businesses do. Our society is totally reliant on the use of transportation vehicles for business and pleasure. With vehicle use comes windshield damage. On an annual basis, over 10% of all the vehicles on North American roads require windshield replacement or repair. As a result, the industry tends to sustain growth whether the economy is experiencing a boom or a recession.

     The near term market outlook for the industry is that it will continue its growth pattern mainly due to increased population growth along with increased economic factors for individuals and their families. The industry is parallel to the automobile industry that has been on the upward growth curve for over 30 years. With increased population and prosperity, it is not uncommon now to see two or more cars per household. With increased auto sales comes increased auto glass replacement and repair especially in cold climates.

     Pro Glass Technologies, Inc., will be aggressive and proactive to new marketing and sales techniques. An aggressive advertising campaign is planned using both Standard methods and new Grass Roots programs. The standard methods of advertising include newspapers, magazines, radio and TV, as well as billboards, direct mail, flyers and coupons. The grass roots programs include incentive fund raising rebates to schools, communities, and non-profit organizations with direct coupon sales for windshield replacement or repairs. In the first quarter of 2001 Pro Glass Technologies, Inc., plans to launch a e-commerce/Website sales campaign to both the Original Equipment Manufactured Glass (OEM) and the Do-it-Yourself consumer. This covers the total consumer sales spectrum and should prove to be profitable.

Competition

     The market in Canada sees annual growth revenues exceeding $600 million dollars ($415) US) with an estimated number of retail auto glass outlets in excess of 1200. The United States figures are ten times greater than those in Canada. The industry is dominantly made up of ma/pa type operations (in excess of 65%). The industry has not changed significantly in applications and service over the last 25 years with the installation of auto glass techniques remaining the same.

     In such areas a Colorado and Alberta, the use of crushed gravel for roadways to offset winter conditions is significant. More rocks mean more replacement and repair work. For example, a study prepared by Urton Engele, Kook Associated of Saskatoon, Saskatchewan estimated that windshield replacement in Western Canada occurs to approximately 12% of the regions vehicle registrations and 6% in other parts of the country. The annual growth rate is approximately 5% and is estimated that 650,000 replacement windshields for Western Canada in 1999. At an average blended cost of $375 per replacement windshield (Insurance/No Insurance), the market alone for Western Canada is approximately $243,750,000.

Research and Development

     The  Company  has  not  allocated   funds  for   conducting   research  and
development.

Patents and Trademarks

     All auto glass products handled have trademark protection by their manufacturers.

Employees

     Presently, the Company has 8 employees. This consists of 6 full time and 2 part time employees. All the employees spend 100% of their time working for Windshield Superstore, Ltd. Management intends to hire additional employees in the United States and Canada only as needed and as funds are available. In such cases, compensation to management and employees will be consistent with prevailing wages for service rendered.

Facilities

     The Company has a resident agent statutory office at 1905 South Eastern Avenue, Las Vegas, Nevada and two sales offices in Calgary, Alberta, Canada The Company maintains a headquarter office in Kelowna at #300 369 Queens Way Ave., Kelowna, B.C.

Legal

     The Company is not a party to any material pending legal proceedings and no such action by, or to the best of its knowledge, against the Company has been threatened.

ITEM     2.       Managements Discussion and Analysis or Plan of Operation

Overview

     Pro Glass Technologies, Inc., (the predecessor due to a reverse merger) became incorporated on December 15, 1997. The Company began operations by consolidating two retail auto glass outlets.

     The Companys current capital was provided by the founders of the Company and by private placements for the sale of common stock. Management believes that the Companys cash requirement can be satisfied with the current operations. Management anticipates that Company will need further capital of approximately $5,000,000 when the Company decides to enact its plan of acquisitions and a glass distribution subsidiary. This additional capital is expected to come from sales and/or installations of auto glass or the possibility of outside funding.

     In the event that outside funding is necessary, the Company will investigate the possibility of interim financing, either debt or equity, to provide capital. Although management has not made any arrangements, the Company would consider private funding or the private placement of its securities and/or a private offering. Any outstanding funding will be procured by the parent holding company, Pro Glass Technology, Inc., if the Company experiences a substantial delay in its ability to secure public financing from the sale of its securities or from private lenders. Management does not feel the Company as a going concern would be seriously jeopardized.

     All of the present lines offered by the Company have an established customer base. Management would consider additional products and services that would fit their customer profile, but are manufactured by others.

     The Company maintains a minimal inventory with a wholesale value of approximately $5,000. The Company operates on a Just In Time inventory system where parts are ordered on an as needed basis.

     Management intends to hire additional employees in the US and Canada only as needed and as funds are available. In such cases compensation to management and employees will be consistent with prevailing wages for services rendered.

Net Operating Loss

     The Company has accumulated approximately $39,286 of net operating loss as of September 30, 1999. As of nine months ended June 30, 2000 the Companys net operating loss $13,860. This net operating loss may be offset against taxable income and income taxes in future years. The use of these losses to reduce income taxes, will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards, The carryforwards expires in the year 2014. In the event if certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. A tax benefit has been recorded in the financial statements for the year ended September 30, 1999 in the amount of $6,933 and for the nine months ended June 30, 1999 in the amount of $7,238.

Recent Accounting Pronouncements

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard (SFAS) No. 128, Earnings Per Share and Statement of Financial Accounting Standards No. 129 Disclosures of Information About an Entitys Capital Structure. SFAS No. 128 provides a different method of calculating earnings per share than is currently used in accordance with Accounting Principles Board Opinion No. 15, Earnings Per Share. SFAS No. 128 provides for the calculation of Basic and Dilutive earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. SFAS no. 129 establishes standards for disclosing information about an entitys capital structure. SFAS no. 128 and SFAS no. 129 are effective for financial statements issued for periods ending after December 15, 1997. Their implementation is not expected to have a material effect on the financial statements.

     The Financial Accounting Standards Board has also issued SFAS No. 131, No. 130, Reporting Comprehensive Income and SFAS no. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributors to owners. Among other disclosures, SFAS no. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays with the same prominence as other financial statements. SFAS no. 131 supersedes SFAS no. 14 Financial Reporting for Segments of a Business Enterprise. SFAS no. 131 establishes standards on the way that public companies report financial information abut operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customer. SFAS no. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of the standard, management has been unable to fully evaluate the impact, if any the standard may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of the standard.

Inflation

     In the opinion of management, inflation will not have a material effect on the operations of the Company.

Risk Factors and Cautionary Statements

     This Registration Statement contains certain forward-looking statements. The Company wishes to advise readers that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: the ability of the Company to meet its cash and working capital needs, the ability of the Company to successfully market its product, and other risks detailed in the Companys periodic report filings with the Securities and Exchange Commission.

Quarterly Trends

     The auto glass industry in cold climates is very cyclical. Business rises approximately 100% in the third and fourth quarters of the year. This is due to the fact consumers are repairing cracks, and chips n their auto glass due to the application of gravel on the roadways during icy/snowy conditions. Pro Glass Technologies, Inc., anticipates results comparative to thefourth quarter of 2000. Liquidity and Capital Resources

     As of June 30, 2000 the Company had current assets of $320,936 and current liabilities of $70,482 or a working capital ratio of 41/2 to 1 , with a shareholders equity of $611,710.

     For the nine months ending June 30 ,2000 the Company had revenues of $542,936.

ITEM     3.       Description of Property

     Pro Glass Technologies, Inc., and its subsidiary, Windshield Superstore, Ltd., lease a 1200 square foot office located at #300 369 Queens Way Ave., Kelowna, BC V1Y8E6. Windshield Superstore, Ltd., operates the auto glass business out of two retail locations. There is a 2500 square feet shop located at Bay #8 3927 Edmontrail NE., Calgary, Alberta T2E6T1. Another shop is 5000 square feet and is located at 9827 A Horton Road, SW., Calgary T2V2X5.


ITEM     4.       Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, to the best of the Companys knowledge, as of June 30, 2000, with respect to each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director and all directors and officers as a group.

Name and                    Amount
Address                     Position            Owned     Percent
Frank Aiello               President        11,740,000     53%
529 Hawk Ford Way N.W      Director
Calgary, Alberta T3G3J7

Fred DaSilva               Secretary           100,000       .4%
123 Sanderling Pl. N.W     Director
Calgary, Alberta T3K3A8

Peter E. von Sass          Vice President      250,000      1%
15812 75th Ave. N.W        Director
Edmonton, Alberta T5R5X8

Omkar Nath Channan         Director            100,000       .4%
Site 18 Box 31 SS1
Calgary, Alberta T2M4N3

Michael Kelleher           Treasurer           100,000       .4%
45798 Jeronimo St          Director
Temecula, CA 92592

Gary DeGano                Director            100,000       .4%
818 Nantasket Court
San Diego, CA 92109


                                                            ----
Management as a group                        12,390,000      56%
Based on 22,692,449 shares outstanding as of 6-30-00

     (1) Mr. Aiello owns FAA Enterprises, Inc., and Cal Alta which own 5,000,000 and 1,504,000 shares respectfully, which are included in Mr. Aiello beneficial interests.

Other owners of more than 5%.

Triad Industries, Inc.                        1,118,892      5%
16395 W. Bernardo Drive Ste. 232
San Diego, CA 92127

     Mr. DeGano and Mr. Kelleher, directors of the company, are officers and directors of Triad Industries, Inc., a publicly traded company.




ITEM 5.  Directors, Executive Officers, Promoters, Control Persons and Directors

  Name and
 Address                   Age   Position
Frank Aiello               46   President
529 Hawk Ford Way N.W           Director
Calgary, Alberta T3G3J7

Fred DaSilva               37   Secretary
123 Sanderling Pl. N.W          Director
Calgary, Alberta T3K3A8

Peter E. von Sass          69   Vice President
15812 75th Ave. N.W             Director
Edmonton, Alberta T5R5X8

Michael Kelleher           26   Treasurer
45798 Jeronimo St               Director
Temecula, CA 92592

Gary DeGano                60   Director
818 Nantasket Court
San Diego, CA 92109

     The directors are elected to serve for one year, or until the next annual meeting, or until their successors are duly qualified. The officers are appointed by the directors of the Company.

         Frank Aiello
         529 Hawk Ford Way N.W.
         Calgary, Alberta T3G3J7                              President/Director
     Mr. Aiello, 46, has owned and operated successful auto glass outlets for the past fifteen years. His visionary and pragmatic approach towards the auto glass industry will ne the driving force behind PRO GLASS. His management skills and experience in the industry include outlet design and finance, operations, purchasing and distribution setup, marketing and sales and advertising programs. These skills are paramount to ensure the Companys success. Mr. Aiello also President of PRO GLASSs wholly owned subsidiaries, Canada Auto Glass Warranty, Inc., and Shatterprufe Industries, Inc.

         Fred DaSilva
         123 Sanderling Pl. N.W.
         Calgary, Alberta T3K3A8                              Secretary/Director
     Mr. DaSilva, 37, is the architect of Canada Auto Glass Warranty, Inc.s product offering, brings a vast marketing experience to the Company. His experience also includes successful operation of his own companies. Mr. DaSilva will oversee the marketing and sales operations of Windshield Superstore and Canada Auto Glass Warranty.

         Peter E. von Sass
         15812 75th Ave. N.W.
         Edmonton, Alberta T5R5X8                        Vice President/Director
     Mr. von Sass, 69, has more than thirty years experience of domestic and international business experience including executive and financial positions with major multinational corporations in the manufacturing, financial, construction and natural resource industries (mining, oil and gas, pulp and paper). He also has fifteen years of corporate and financial consulting experience through his own group of companies. He was the vice president of Elco Mining, Ltd., manager of the $1.0 billion Elk River Coal Project on behalf on a consortium comprised of Home Oil, Stelco and several major steel companies from Germany, Italy, and Holland. Mr. von Sass was also president and CEO if Northgane Minerals Ltd., of Calgary, Alberta, which was involved in the development of precious metal mines in Canada and South America. He was also an executive with Kaiser Engineers, co-developers of the Wabush Iron Ore Mine in Quebec. Mr. von Sass has served as quest lecturer at McGill Universitys (Montreal) School of Management in the field of International Business and Finance.

         Omkar Nath Channan
         Site 18 Box 31 SS1
         Calgary, Alberta T2M4N3                                        Director
          Mr Channan, 69, was educated in Kenya and England before becoming a citizen of Canada. He has extensive international and domestic experience and connections in business, human settlements (Habitat) and law which, includes 9 years at the Middlesex Magistrates Court of Greater London (UK), 19 years at Her Majestys Supreme Court of Kenya, 2 years as Senior Legal Assistant, East Africa Community and 20 years as Chief Controller of Prosecutions, City of Calgary, Alberta. He has served as an International Consultant and Principal Advisor to the United Nations Center for Human Settlements (Habitat). Mr. Channan was founding World President and Chairman of the Board of Governors for 6 years and Governor since 1984 to date of the World Organization of Council of the United Nations Organization and United Nations Industrial Development Organization. He is also International Consultant to the Federation of Arab Contractors (Cairo, Egypt), International Consultant to the United Arab Emirates Contractors Association (Dubai) and the President of the Calgary-Jaipur Development Foundation (sister cities of India and Canada). Mr. Channan is a Member of the International Business Committee of the Calgary Chamber of Commerce since 1990 and President of the United Nations Association in Canada, Calgary branch since 1993. He is also a Fellow of the Institute of Chartered Arbitrators (UK)m and of the Institute of Company Accountants
     (UK). For 3 years, Mr. Channan, was a Senator of the University of Calgary, Alberta. Mr. Channan is also an author of two legal books and a recipient of the Governor-Generals Commemorative Medal from the Government of Alberta, Canada.

         Michael Kelleher
         45798 Jeronimo St.
         Temecula, CA 92592                                   Treasurer/Director
          Mr. Kelleher, 26, received his B.S. degree in Accounting from San Diego State University. He is currently the Secretary/Treasurer of RB Capital & Equities, Inc., a corporation in the financial services field. Mr. Kelleher is also the President of Escondido Capital, Inc., an investment corporation. Mr. Kelleher also serves as a financial consultant to a number of private clients. Mr. Kelleher also serves as Chief Financial Officer and as a director if Triad Industries, Inc, a publicly traded company.

         Gary DeGano
         818 Nantasket Court.
         San Diego, CA 92109                                            Director
          Mr. DeGano, 60, is the President, CEO and Director of Triad Industries, Inc., a publicly traded Nevada corporation that functions in the real estate business and financial service industries. Mr. DeGano also served as the President of Miramar Associates that owns a $4,000,000 office building owned by Triad. He has served for over twenty six years in a mortgage banking firm that provides source of real estate loan funding to builders, mortgage brokers and the general real estate sales community, directly responsible for developing programs, processing and quality control systems, loans servicing and foreclosures. Mr. DeGano was the President and CEO of Sun Harbor Financial Resources, a publicly held holding company that directs mortgage lending and escrow operations. Mr. DeGano also serves at the President of American Electric Automobile, a publicly traded company.

ITEM     6.       Executive Compensation


          Officer and directors received the following compensation for the year October 1, 1999 through September 30, 2000.

          Frank Aiello. Mr. Aiello is the President of the Company. He has donated his services for the year. Mr. Aiello owns directly or indirectly 53% of the Company.

          Fred DaSilva. Mr. DaSilva is the Secretary and a Director of the Company. Mr. DaSilva received $13,000 for administrative services and 100,000 shares of restricted common stock for services as Secretary and Director.

          Peter von Sass. Mr. von Sass is the Vice President and a Director of the Company. Mr. von Sass received 100,000 shares of restricted common stock for services as Vice President and Director.

          Omkar Channan. Mr. Channan is a Director of the Company. Mr. Channan received 100,000 shares of restricted common stock for services as Director.

          Michael Kelleher. Mr. Kelleher is the Treasurer and a Director of the Company. Mr. Kelleher received 100,000 shares of restricted common stock for services as Treasurer and Director.

          Gary DeGano. Mr. DeGano is a Director of the Company. Mr. DeGano received 100,000 shares of restricted common stock for services a Director.

          Directors receive $7,586 per year paid by Pro Glass Technologies, Inc., payable in stock, paid quarterly, plus expenses for attending meetings.



ITEM     7.       Certain Relationships and Related Transactions

          Mr. Aiello received his shares as a result of the business combination and Mr. von Sass received 150,000 as part of the same business combination,

          Mr. Channan, Mr. Kelleher, Mr. DeGano, Mr. DaSilva, and Mr. von Sass received 100,000 shares for serving as directors.

          Windshield Superstores, Ltd., a subsidiary holding of Pro Glass Technologies, Inc., pays $6,000.00 a month as a management fee to the parent holding company. Included in this management contract are fees for investor relations, accounting, and other professional fees.






ITEM     8.       Description of Securities

Common Stock

          The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share, of which 3,000,000 shares were issued and outstanding as of September 30, 1999. 21,961,049 shares were issued and outstanding as of December 31, 1999. As of March 31, 2000 there were 22,311,049 shares of common stock were issued and outstanding. As of June 30, 2000 there were 22,692,444 share of common issued and outstanding.

          All shares of Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. All shares of Common Stock entitle the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

                                     PART II

ITEM 1. Market Price of and Dividends on the Registrants Common Equity and Other Shareholder Matters

          The Companys shares have never traded, and there exists no public trading market for the shares. The Company has eighty-nine (89) shareholders, including officers, directors, and control persons, The Company has never paid a dividend, nor does it intent to do so in the foreseeable future. There are no restrictions on the power of the Board of Directors to declare and pay dividends.

          No securities are currently being offered for sale, nor are there outstanding any options, rights, warrants to purchase, or securities convertible into, the common equity of the Registrant.

          Prior to the filing of this registration statement, no shares of the Companys Common Stock have been registered with the Securities and Exchange Commission (the Commission) or any state securities agency of authority. The Companys Common Stock is eligible to be traded in the over-the-counter market upon the filing of this Form 10SB and the clearings and comments thereto by the Commission.

          The ability of an individual shareholder to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuers securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, the Company has no plans to register its securities in any particular state. Further, most likely the Companys shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act), commonly referred to as the penny stock rule.
     Section 15(g) sets forth certain requirements for transactions in penny stocks and rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the d that used in Rule 3a51-1 of the Exchange Act.

          The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exception. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on the NASDAQ stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuers net tangible assets; or exempted from the definition by the Commission. If the Companys shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

          For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have received the purchasers written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in the Companys Common Stock and may affect the ability of shareholders to sell their shares.

          As of June 30, 2000 there were 89 holders respectfully of record of the Companys Common Stock. Because the Company does not presently trade, no trading history is presented herein.

          As of June 30,2000 the Company has issued and outstanding 22,692,449 shares of common stock. 3,000,000 shares were issued pursuant to 4(2) and are 144K qualified. These certificates were issued in September 1997 in the acquired company (due to reverse merger) and bear a restrictive 144 legend.

          In October 1999, 17,714,000 shares of common stock were issued for the reverse merger acquisition, all there certificates bear restrictive 144 legends. Also in the first quarter of 2000 the Company issued 1,247,049 shares of common stock for services and directors fees. These certificates bear a 144 restrictive legend.

          On January 11, 2000 the Company  issued 350,000 shares of common stock
     for  services  and  director  fees.  The  certificates   also  bear  a  144
     restrictive legend.

          On April 10, 2000 the Company issued 371,400 shares of common stock to four individuals for cash. These shares were issued under section 4(2) and 4(6) as restrictive securities.

          On June 1, 2000 the Company  issued 10,000 shares of common stock in a
     private   transaction.   These  10,000   shares  are  deemed   restrictive
     securities as defined by the Act and certificates representing such shares bear an appropriate restrictive legend.

          Of the Companys total shares outstanding 3,484,000 shares may be sold, transferred or otherwise traded in the public market, should one develop, unless held by an affiliate or controlling shareholder of the Company. Of these 3,484,000 shares, the Company has identified no shares a being held by affiliates of the Company.

          Of the 19,208,449 restricted common shares 13,508,892 shares considered restricted securities are held presently by affiliates and/or controlling shareholders of the Company. These shares may be sold pursuant to Rule 144 in the future, subject to the volume and other limitations set forth under Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least one year, including any person who may be deemed to be an affiliate of the Company (as the term affiliate is defined under the Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of
     (i) the average weekly trading volume in the Companys Common Stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. A person who is not deemed to be an affiliate of the Company and has not been an affiliate for the most recent three months, and who has held restricted shares for a least two years would be entitled to sell such shares without regard to the resale limitations of Rule 144.

          Generally, the shares of restricted stock may not be sold or otherwise transferred unless first registered under the Act or unless there is an appropriate exemption from registration available.

Dividend Policy

          The Company has not declared or paid cash dividends or made distributions in the past, and the Company does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. The Company currently intends to retain and invest future earnings to finance its operations.

ITEM     2.       Legal Proceedings

          There are presently no material pending legal proceedings to which the Company or any of its subsidiaries in a party or to which any of its property is subject and, to the best of its knowledge, no such actions against the Company are contemplated or threatened.

ITEM     3.       Changes in and Disagreements with Accountants

         There have been no changes in or disagreements with accountants.

ITEM     4.       Recent Sales of Unregistered Securities

          As of June 30,2000 the Company has issued and outstanding 22,692,449 shares of common stock. 3,000,000 shares were issued pursuant to 4(2) and are 144K qualified. These certificates were issued from 1987 to 1997, in September 1997 in the acquired company (due to reverse merger) and bear a restrictive 144 legend.

          In October 1999, 17,714,000 shares of common stock were issued for the reverse merger acquisition, all there certificates bear restrictive 144 legends. Also in the first quarter of 2000 the Company issued 1,247,049 shares of common stock for services and directors fees. These certificates bear a 144 restrictive legend.

          On January 11, 2000 the Company  issued 350,000 shares of common stock
     for  services  and  director  fees.  The  certificates   also  bear  a  144
     restrictive legend.

          On April 10, 2000 the Company issued 371,400 shares of common stock to four individuals for cash. These shares were issued under section 4(2) and 4(6) as restrictive securities.

          On June 1, 2000 the Company issued 10,000 shares of common stock in a private transaction for cash. These 10,000 shares are deemed restrictive securities as defined by the Act and certificates representing such shares bear an appropriate restrictive legend.




ITEM     5.       Indemnification of Directors and Officers

          As permitted by the  provisions  of the Nevada  Revised  Statutes (the
     NRS), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

          The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company against expenses actually and reasonably incurred by them in connection with the defense.

          The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

          The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses. Presently, the Company does not carry such insurance.

Transfer Agent

          The Company has designated Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251, as its transfer agent.

Accountants and Attorneys

         Accountants
         Armando C. Ibarra, CPA
         350 E Street
         Chula Vista, CA 91910
         United States

         Bob Kinvig, Chartered Accountant
         Ste. 200 839 5th Ave SW
         Calgary Alberta Canada T2P3C8


         Attorneys
         Carmine Bua
         3838 Camino Del Rio N.
         San Diego, CA 92108
         United States

         Michael C. Dunkley
         Ste. 11 1915 32nd Ave.
         Calgary Alberta, Canada T2E7C8




                                   PART F / S

          The Companys financial statements for the fiscal year ended September 30, 1999 and June 30, 2000 have been examined to the extent indicated in their reports by Armando C. Ibarra, independent certified public accountants, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-B as promulgated by the Securities and Exchange Commission and are included herein in response to
     Item 15 of this Form 10-SB.


                          I -

                          PRO GLASS TECHNOLOGIES, INC.

                          (Formerly Ragen Corporation)

                              FINANCIAL STATEMENTS

                     For the Nine Months Ended June 30, 2000

Independent Auditor's Report
Audited Financial Statements
Balance Sheet
Statement of Operations
Schedule of General & Administrative Expenses
Statement of Stockholders' Equity
Statement of Cash Flows
Notes to Financial Statements


                               ARMANDO C. IBMARRA
                           CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)

Armando C, lbarra, CPA Armando Ibarra, Jr, C.P.A.

To the Board of Directors of
Pro Glass Technologies Inc.
(Formerly Ragen Corporation)
Bay 8, 3927 Edmonton Tr. N.E.
Calgary, Alberta T2E 6T1


We have reviewed the accompanying balance sheets of Pro Glass Technologies, Inc. (formerly Ragen Corporation) as of June 30, 2000 and the related statements of operations, statement of stockholders' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public
Accountants. All information included in these financial statements is the representation of the management of Pro Glass Technologies, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any modifications that, should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying schedules of general and administrative expenses is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made to it.


Armando C. Ibarra, CPA
Chula Vista, CA August 8, 2000
Tel: (619) 422-1348
350 E. Street, Chula Vista, CA 91910
Fax: (619) 422-1465

                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                                  Balance Sheet
                               As of June 30, 2000

ASSETS

Current Assets:
     Cash & trust funds                              $ 173,169
     Accounts receivable                                99,722
     Other receivable                                    1,085
     Inventory                                           2,759
     Prepaid expenses                                    2,483
     Investments                                        25,557
     Provisions for future rebates                       8,069
     Income tax benefit                                  7,238

Total Current Assets                                   320,082

Net Property & Equipment                                13,834

Investments:
     Investment in securities available for sale       150,000

Total Investments                                      150,000

Other Assets:
     Customer lists                                     86,207
     Advertising rights                                112,069

Total Other Assets                                     198,276

TOTAL ASSETS                                         $ 682,192

Current Liabilities:
     Accounts payable                                   62,316
     GST collected                                       8,166

Total Current Liabilities

Stockholders' Equity: -Common stock,
($0.001 par value, 50,000,000 shares
authorized 22,692,449 shares issued and
outstanding)                                            22,692
Additional paid-in                                     605,797
capital Retained earnings                              (16,779)

Total Stockholders' Equity                             611,710

   TOTAL LIABILITIES
            & STOCKHOLDERS'EQUITY                    $ 682,192

               See Accompanying Notes andAccountants Review Report
                                        2


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                             Statement of Operations
                     For The Nine Months Ended June 30, 2000

Revenues:

  Sales                                                    $    542,963
Total Revenues                                                  542,963

Cost of Sales:

  W/S glass, molding                                            233,292
  W/S Sub. Installers                                            22,758
Total Cost of Sales                                             256,050
GROSS PROFIT                                                    286,913
Administrative Expenses                                         303,451
OPERATINGINCOME                                                 (16,538)
Other Income (Expenses):
  Interest revenue                                                2,414
  Interest expense                                                  (41)
Total Other Income (Expenses)                                     2,373
NET INCOME / (LOSS) BEFORE INCOME TAXES                         (14,165)
INCOME TAX - BENEFIT                                                305
NET INCOME / (LOSS) AFTER TAXES                            $    (13,860)
BASIC EARNINGS (LOSS) PER SHARE                              $    (0.00)
                AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                                 20,693,978

              See Acconpanying Notes and Accountant's Review Repod
                                        3



                           Pro Glass Technology, Inc.
                          (Formerly Ragen Corporation)
                 Schedule of General and Administrative Expenses
                     For the Nine Months Ended June 30,2000

GENERAL & ADMINISTRATIVE EXPENSES:

Accounting & legal                        $  9,830
Advertising                                 97,227
Auto - expense                               2,644
Auto - lease                                 9,040
Bank Charges                                 3,927
Business tax                                 1,400
Courier                                        555
Consulting fees                             13,365
Dues & subscriptions                           221
Fax lease                                      522
Equipment rental                             1,018
Gas allowance                                1,998
Insurance                                    2,037
Depreciation                                 2,628
Legal                                          446
Licenses, Fees                                 310
Management fees - Pro Glass                  4,138
Merger and acquisition costs                50,745
Meals & entertainment                          323
Office supplies                              3,194
Rent                                        22,152
Repairs & maintenance                        3,639
Shop supplies                                2,155
Telephone                                   10,888
Travel                                       4,911
Utilities                                    5,037
Wages & employee benefits                   48,385
WCB expense                                    716
Total General & Administrative Expenses   $303,451

                                                 1

             See Accompanying Notes and Accountant's Review Report



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Statement of Stockholder's Equity
                               As of June 30, 2000

                         Common       Common   Additional   Retained   Total
                          Shares       Stock    Paid-In      Earnings
                                      Amount    Capital

Balance, September
30, 1997               3,000,000 $    3,000   $  --       $  (2,409)  $ 591

Operating (Loss)
September 30, 1998         --          --        --           (510)    (510)

Balance, September
30, 1998               3,000,000      3,000      --          (2,919)     81

Operating Income
September 30, 1999                                              --       --

Balance, September
30, 1999               3,000,000      3,000      0           (2,919)      81

Common shares issued
October 21, 1999      17,714,000     17,714     368,807         --     386,521

Common shares issued
December 7, 1999       1,247,049      1,247     122,459         --     123,706

Common Shares issued
January 11, 2000         350,000        350      36,830         --      37,180

Common Shares issued
April 10, 2000           371,400        371      72,711         --      73,082

Common Shares issued
June 1, 2000              10,000         10       4,990         --       5,000

Operating Income
June 30, 2000               --          --         --        (13,860)  (13,860)

Balance, June 30,
2000                  22,692,449     $22,692   $ 605,797   $ (16,779) $611,710



              See Accompanying Notes and Accountant's Review Report
                                        5


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                             Statement of Cash Flows
                               As of June 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:

    Net Income                                           (13,860)
    Depreciation expense                                   2,628
    (Increase) in accounts receivable                   (100,807)
    (Increase) in inventory                               (2,759)
    O=wse) in prepaid                                     (2,483)
    (Increase) in odier assets                          (198,076)
    (Increase) in kvestments;                            (25,557)
    (Increase) in provision for future rebates            (8,069)
    (Increase) in income tax benefit                      (7,238)
    Increase in accounts payable                          62,316
    Increase in taxes payable                              8,166
    (Decrease) in note payable                            (1,749)
    Net Cash provided (used) by operating activities    (287,488)

,CASH FLOWS FROM DiVESTING ACUMUS:

    Investment in securities for sale                   (150,000)
    Net - acquisition of property & equipment            (16,462)
    Net cash used by investing activities               (166,462)

CASH FLOWS FROM FINANCING ACTIVIMS:

   Common stock                                           19,692
   Paid in Capital                                       605,797
   Net cash provided byfinancing activities              625,489
   Net increase (decrease) in cash                       171,539

                                                               1

   Cash at beginning of year                               1,630

   Cash at end ofyear                                  $ 173,169

              See Accompanying Notes and Accountant's Review Report
                                        6



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Nine Months Ended June 30, 2000

NOTE 1. OPERATIONS AND DESCRIPTION OF BUSINESS

 Organization

The Company was originally incorporated in the state of Nevada on August 24, 1987 as Ragen Corporation. On August 24, 1996 the Company executed a forward split of its outstanding stock 1, 000 to 1 or 3, 000, 000 shares and restated the par value of its common stock from $ 1. 00 to $.001 per share increasing the authorized shares from 25,000 to 25,000,000 share with the same total capital value of $25,000. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 100% of the common stock of Pro Glass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock. Ragen changed its name to Pro Glass Technologies, Inc., on October 25, 1999 and increased the authorized capital to 50,000,000 shares of $.001 par value common stock.

NOTE Z SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure or contingent assets and liabilities, and reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents. Invento

Inventory is stated at the lower of cost (first-in, first-out) or net realizable value, and consists of auto windshields and related materials. The company's inventory is very consistent and not material.

Basis of Accounting

The Company policy is to use the accrual method of accounting and to prepare and present financial statements in accordance with generally accepted accounting principles.

                                                         7


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Nine Months Ended June 30, 2000

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUTING POLICIES (CONTINUED)

 Advertisine Rights

The Company has entered into an exclusivity contract with various companies. The exclusivity enables Pro Glass to be the only auto glass company to deliver advertisements to patrons homes.

 Accounts Receivable-Trade

Accounts receivable-trade consists of the following at June 30, 2000:

        Accounts receivable                                 $ 99,722
        Allowance for doubtful accounts                          0
        Total                                               $ 99,722

Management considers accounts receivable as of June 30, 2000 to be Bally collectible.

Property and Eauipment/Depreciation

Property and equipment are recorded at cost. Minor additions renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using straight-line and accelerated methods (five years for vehicles and equipment, and seven years for office furniture). Total depreciation for the nine months ended June 30, 2000 is $ 2,628.

Leases

The Company leases two locations under an operating lease that expires on October 21, 2001 and March 31, 2002 (option renewal for a three year on both). Rent expense for the nine months ended June 30, 2000 was $ 22,152. The Company also leases a vehicle under operating lease expiring through July 2000. Lease expense for the vehicle for the nine months ended June 30, 2000 was $ 9,040.

Earnines Per Share

Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128 (FAS No. 128) Earnings Per Share. Due to the Company's simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of common stock to be issued during the period

                                                         8

                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Nine Months Ended June 30, 2000

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUTING POLICIES (CONTINUED

Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of a of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3 INCOME TAX BENEFIT

1998     Net Income / (Loss)                                        (75,692)
         Income tax benefit                                          13,923
1999     Tax benefits used                                           (6,990)
1999     Tax benefit carry forward                                    6,933
12/99 Income tax benefit (first quarter)                              6,554
03/00 Income tax benefit (second quarter)                             3,924
06/00 Tax benefit used (third quarter)                              (10,173)
                Total Income Tax Benefit                              7,238

NOTE 4. PROPER7T & EQULPMENT

A summary of property and equipment, and the related depreciation expense is as follows:

                                      2000

Office Equipment                   $ 20,205
Automobile                            3,793
Total Office Equip. & Automobile     23,998
Accumulated depreciation            (10,164)
Net Property and Equipment         $ 13,834
Depreciation Expense               $  2,628

                                                         9

                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Nine Months Ended June 30, 2000

NOTE 5. INVESTMENT IN  SECURITIES

This represents the Company's acquisition of 150,000 shares of preferred stock in Triad Industries, Inc. in exchange for the FAA Enterprises, Inc. note receivable.

NOTE 6. ACQUISITION OF BUSINESS

The acquisition of Pro Glass Technologies, Inc. was recorded as a purchase in accordance with Accounting Principle Board Opinion No. 16 (APB No. 16) Business Combinations. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 100% of the common stock of ProGlass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock. Ragen changed its name to Pro Glass Technologies, Inc.

NOTE 7. COMMON STOCK

As of September 30, 1999 there were 3,000,000 shares of common stock outstanding. On October 21, 1999 the Company issued 17,714,000 shares of common stock. On December 7, 1999 the Company issued 1,247,049 shares of common stock. On January 11, 2000 the Company issued 350,000 shares of common stock. On April 10, 2000 the Company issued 371,400 shares of common stock. On June 1, 2000 the Company issued 10,000 shares of common stock. As of 16ne 30, 2000 there were 22,692,449 shares of common stock outstanding.



                               TABLE OF CONTENTS

 Independent Auditors Report
 Audited Financial Statements
 Balance Sheet
 Statement of Operations
 Sechedule of General & Administrative Expenses
 Statement of Stockholders' Equity
 Statement of Cash Flows
 Notes to Financial Statements


                                ARMANDO C. IBARRA
                           CERTIFIED PUBLIC ACCOUNTANIS
                           (A Professional Corporation)


To the Board of Directors of
Pro Glass Technologies Inc.
(Formerly Ragen Corporation)
Bay 9, 3927 Edmonton Tr. NE.
Calgary, AlbaU T2E 6TI

We have reviewed the accompanying balance sheets of Pro Glass Technologies, Inc. (formerly Ragen Corporsition) so of March 31, 2000 and the related statement of operations, statement of stockholder's equity, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Pro Glass Technologies, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the Wression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not eVreu such an opinion.

Based on our review, we are not aware of any modifications that should be made to the accompanying financial statements in order for them to be in confbrmity with generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that them are no material modifications that should be made to the financial statetments in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying schedules of general and administrative expenses is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made to it.

Armando C. lbarra, CPA
Chula Vista, CA
August 8, 2000

                        350 3rd Ave, Chula Vida, CA 91918
                     Tel: (619) 422-1349    Fax: (619) 422-1465



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                                  Balance Sheet
                               As of March 31,2000

ASSETS

 Cash and trust funds                              $ 60,572
 Accounts Receivable                                 46,142
 Other receivable                                     1,085
 Due from concord leasing                               436
 Inventory                                            2,759
 Prepaid expense                                      2,712
 Investments                                         25,557
 Provisions for future rebates                       39,138
 Income tax benefit                                  17,411

 TOTAL CURRENT ASSETS                               194,812

 Net Property and Equipment                          14,710

 Investments:
 Investment in securities available for sale        150,000

 Total Investments                                  150,000

 Other Assets
 Curstomer lists                                    86,207
 Advertising rights                                112,069

 Total Other Assets                                198,276

 TOTAL ASSETS                                      557,798


Current Liabilities:
    Accounts payable                                69,404
    GST collected                                      285

Total Current Liabilities                           69,689

LIABILurus & STOCKHOLDERS'EQUffY

Stockholders Equity
    Common stock ($0.001 par value, 50,000,000
    shares authorized 22,311,049 issued and
    outstanding)                                    22,311
    Additional paid-in capital                     528,096
    Retained earnings                              (62,298)

Total Stockholders Equity                          488,109
TOTAL LIABILITIES
          & STOCKHOLDERS EQUITY                  $ 557,798

                 See Accopanying Notes and Accountants Review Report
                                        2

                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                             Statement of Operations
                     For The Six Months Ended March 31, 2000

Revenues:
  Sales                                  $ 263,796
Total Revenues                             263,786
Cost of Sales:
  W/S glass, molding                       111,474
  W/S Sub. lnstallers                       11,431
Total cost of sales                        122,905
GROSS PROFIT                               140,891
Adwinistnative Expenses                    213,152
OPERATING INCOME                           (72,271)
Other Income (Expenses):
  Interest revenue                           2,414
Total Other Income (Expenses)                2,414
NET INCOME / (LOSS) BEFORE INCOME TAXES    (69,857)
INCOME TAX - BENEFIT                        10,478
NET INCOME / (LOSS) AFTER TAXES            (59,379)
BASIC EARNINGS (LOSS) PER SEWU               (0.00)
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                22,297


              See Accompanying Notes and Accountants Review Report


                           Pro Glass Technology, Inc.
                          (Formerly Ragen Corporation)
                 Schedule of General and Administrative Expenses
                     For the Six Months Ended March 31,2000

GENERAL & ADbWMTRATIVE EXPENSES:

Accounting and legal                        7,139
Advertising                                54,226
Auto - expense                              1,334
Auto - lease                                6,639
Bank Charges                                2,450
Business tax                                  954
Courier                                       435
consulting fees                            13,365
Dues & subscriptions                          221
Equipment rental                              916
Gas allowance                                 902
Imurance                                    1,805
Deprec4ation                                1,732
License &  rights                             107
Iegal                                         446
Management fees                             4,138
Merger & acquisitions costs                50,745
Office supplies                             1,813
Rent                                       14,549
Repairs and Maintenance                     1,265
shop supplies                               1,292
Tolephone                                   8,259
Travel                                      3,252
utilities                                   3,554
Wages & employee benefts                   31,094
WCB expense                                    20

Total General & Administrative Expenses  $ 213,152

              See Accompanying Notes and Assistant's Review Report
                                        4


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                             Statement of Cash Flows
                              As of March 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income                                          (59,379)
Depreciation, aqmse                                   1,752
(Increase) in accounts receivable                   (47,227)
(increase) in inventory                              (2.759)
(increase in other assets                          (199,076)
(Increase) in prepaid                                (2,712)
(increase) in note receivable                          (436)
(Increase) in invesunent                            (25,557)
(Increase) in income tax benefit                    (17,411)
(Increase) in provision for future rebates          (38,139)
(Increase) in accounts payable                       69,404
(Increase) in taxes payable                             285
(Decrease) in note payable                           (1,749)
Net Cash provided (used) by operating activities   (322,003)

CASH FLOWS FROM INVESTING ACTIVITIES

Investment in securities for sale                 (150,000)
Net - acquisition of property & equipment          (16,462)
Net cash used by investing activities             (166,462)

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock                                        19,311
Paid in capital                                    328,096
Not cash proWded by financing aactivities          547,407
Net Increase (decrease)in cash                      58,942
Cash at beginning of year                            1,630
Cask at end of year                                 60,572

                       See Accountants Compilation Report
                                        6


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Statement of Stockholdes Equity
                              As of March 31, 2000

                          Common    Common   Additional   Retained     Total
                          Shares    Stock     Paid-In     Earnings
                                    Amount    Capital

 Balance, September
 30, 1997               3,000,000 $  3,000  $     -     $  (2,409)  $  591

 Operating (Loss)
 September 30, 1999        -          -           -          (510)    (510)

 Balance, September
 30, 1998               3,000,000    3,000        -         (2,919) $   1

 Operating Income
 September 30, 1999         -          -          -            0         0

 Balance September
 30, 1999               3,000,000    3,000        0         (2,919)      81

 Common Shares issued
 October 21, 1999      17,714,000   17,714      368,907        -       386,521

 Commmom shares issued
 December 7, 1999       1,247,049    1,247      122,459        -       123,706

 Common shares issued
 January 11, 2000         350,000      350      36,830         -        37,190

 Operating (Loss) March
 30, 2000                   -          -          -        (59,379)    (59,379)

 Balance, March
 30, 2000              22,311,049  $ 22,311  $ 528,096  $  (62,298)  $ 88,109

              See Accompanying Notes and Accountants Review Reportt
                                        5



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Six Months Ended March 31, 2000

 NOTE 1. OPERATIONS AND DESCRIPTION OF BUSINESS

 Organization

The Company was originally incorporated in the state of Nevada on August 24, 1987 as Ragen Corporation. On August 24, 1996 the Company executed a forward split of its outstanding stock 1,000 to I or 3,000,000 shares and restated the par value of its common stock from $1.00 to $.001 per share increasing the authorized shares from 25,000 to 25,000,000 share with the same total capital value of $25,000. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 100% of the common stock of Pro Glass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock- Ragen changed its name to Pro Glass Technologies, Inc., on October 25, 1999 and increased the authorized capital to 50,000,000 shares of S.001 par value common stock.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of asses and liabilities, disclosure or contingent assets and liabilities, and reported amounts of revenues and expenses. Actual results could differ ftom those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or net realizable value, and consists of auto windshields and related materials. The company's inventory is very consistent and not material.

Basis of Accounting

The Company poficy is to use the accrual method of accounting and to prepare and present financial statements in accordance with generally accepted accounting principles.

                                                     7



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Six Months Ended March 31, 2000

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Advertising Rights

The Company has entered into an exclusivity contract with various companies. The exclusivity enables Pro Glass to be the only auto glass company to deliver advertisements to patrons homes.

Accounts Receivable-Trade

Accounts receivable-trade consists of the following at March 31, 2000:

       Accounts receivable                                             $ 46,142
       Allowance for doubtfid accounts                                    0
       Total                                                           $ 46-14

Management considers accounts receivable as of March 31, 2000 to be fully collectible.

ProRsKV and Equipment/ftreciation

Property and equipment are recorded at cost. Minor additions renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated usefid lives. Depreciation is calculated using straight-line and accelerated methods (five years for vehicles and equipment~ and seven years for office furniture). Total depreciation for the six months ended March 31, 2000 is $ 1,752.

The Company leases two locations under an operating lease that expires on October 21, 2001 and March 31, 2002 (option renewal for a three year on both). Rent expense for the six months ended March 3 1 P 2000 was S 14,549. The Company also leases a vehicle under operating lease expiring through July 2000. Lum expense for the vehicle for the six months ended March 31, 2000 was $6,639.

Earnings  Per Share

Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128 (FAS No. 128) Earnings Per Share. Due to the Company's simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of common stock to be issued during the period



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Six Months Ended March 31, 2000

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes am provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the yew of deferred tax assets and liabilities.

Deferred tax amets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. INCOME TAX BENEFIT

1998    Net Income / (Loss)                                        (75,692)
        Income tax benefit                                          13,923
1999    Tax benefits used                                           (6,990)
1999    Tax benefit carry forward                                    6,933
12/99 Income tax benefit (first quarter)                             6,554
03/00 Income tax benefit (second quarter)                            3,924
               Total Income Tax Benefit                             17,411

NOTE 4 PROPERTY & EQUIPMENT

A summary of property and equipment, and the related depreciation expense is as follows:
                                                                     2000

           Office Equipment                                   $    20,205
           Automobile                                               3,793
           Total Office Equip. & Automobile                        23,999
           Accumulated depredation                                 (9,288)
           Net Property and Equipment                         $    14,710

           Depreciation Expense



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                     For the Six Months Ended March 31, 2000

NOTE 5. INVESTMENT IN SECURITIES

This represents the Company's acquisition of 150,000 shares of preferred stock in Triad industrim Inc. in exchange for the FAA Enterprises, Inc. note receivable.

NOTE 6. ACQUISITION OF BUSINESS

The acquisition of Pro Glass Technologies, Inc- was recorded as a purchase in accordance with Accounting Principle Board Opinion No. 16 (APB No. 16) Business Combinations. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 1000/6 of the common stock of ProGlass Technologies, Inc., (A Canadian Corporation) and its throe wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock. Ragen changed its name to Pro Glass Technologies, Inc.

NOTE 7. COMMON STOCK

As of Septeinber 30, 1999 there were 3,000,000 shares of common stock outstanding. On October 21, 1999 the Company issued 17,714,000 shares of conunon stock. On December 7, 1999 the Company issued 1,247,049 shares of common stock. On January 11, 2000 the Company issued 350,000 shares of common stock. As of March 31, 2000 there were 22,311,049 shares of common stock outstanding.

10






                         PRO GLASS TECHNOLOGIES, INC.

                          (Formerly Ragen Corporation)

                              FINANCIAL STATEMENTS

                  For the Three Months Ended December 31, 1999


TABLE OF CONTENTS

 Independent Auditor's Report
 Audited Financial Statements:
 Balance Sheet
 Statement of Operations
 Schedule of General & Administrative Expenses
 Statement of Stockholders' Equity
 Statement of Cash Flows
  Notes to Financial Statements


                               ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)

Armando C. Ibarra C.P.A.
Armando lbarra, Jr, CPA

To the Board of Directors of
Pro Glass Technologies Inc.
(Formerly Ragen Corporation)
Bay 8, 3 927 Edmonton Tr. N.E.
Calgary, Alberta T2E 6T I

We have reviewed the accompanying balance sheets of Pro Glass Technologies, Inc. (formerly Ragen Corporation) as of December 31, 1999 and the related statement of operations, statement of stockholder's equity, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting Review Services issued by the American hisfitute of Certified Public
Accountants. All information included in these financial statements is the representation of the management of Pro Glass Technologies, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying schedules of general and administrative expenses is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made to it.

Armando C. lbarra, CPA

Chula Vista, CA
August 8, 2000

                      350 E. Street, Chula Vis;ta, CA 91910
        Tel: (619) 422-1348      Fax: (619) 422-1465


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                                  Balance Sheet
                             As of December 31, 1999

ASSETS

Current Assets :
    Cash & trust funds                           $ 22,721
    Accounts receivable                            40,417
    Odux receivable                                 1,085
    Due fiom concord leasing                          436
    Inventory                                       2,759
    Prepaid expense                                 2,942
    Investments                                    25,557
    Provisions for future rebates                  28,759
    Income tax benefit                             13,713

Total Current Assets                              137,713

Net Property & Equipment

Investments:
    Investment in securities available for sale   150,000

Total investments                                 150,000

Other Assets:
    Customer lists                                 86,207
    Advertising rights                            112,069

Total Other Assets                                198,276

TOTAL ASSETS                                      501,575

Current Liabilities:
    Accounts payable                               26,958
    GST collected                                   1,450

Total Current Liabilities

Stockholders' Equity:

LIABILITIES & STOCKHOLDERS'EQUITY

Common stock, ($0.001 par value,
50,000,000 shares authorized 21,961,049
shares issued and outstanding)                     21,961
Additional paid-in capital                        492,266
Retained earnings                                 (40,060)

Total Stockholders' Equity                        473,167

TOTAL LIABILITIES
          & STOCKHOLDERS'EQUITY                   501,575

               See Accompanying Notes and Accountants Review Repoit
                                        2


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                             Statement of Operations
                  For The Three Months Ended December 31, 1999

Revenues:
  Sales                                   $    148,392
Total Revenues                                 148,392
Cost of Sales:
  W/S glass, molding                            57,377
  W/S Sub. Installers                            3,981
Total Cost of Sales                             61,358
GROSSPROFIT                                     87,034
Administrative Expenses                        133,143
OPERATINGINCOME                                (46,109)
Other Income (Expenses):
  Interest revenue                               2,414
Total Other Income (Expenses)                    2,414
NET INCOME / (LOSS) BEFORE INCOME TAXES   $    (43,695)
INCOME TAX - BENEFIT                             6,554
NET INCOME / (LOSS) AFTER TAXES           $    (37,141)
BASIC EARNINGS. (LOSS) PER SHARE           $    (0.00)
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING               17,202,002

             See Accompanying Notes and Accountant's Review Report



                           Pro Glass Technology, Inc.
                          (Formerly Ragen Corporation)
                 Schedule of General and Administrative Expenses
                  For the Three Months Ended December 31, 1999

GENERAL & ADMUMTRATIVE EXPENSES:

Accounting & legal                                   $  3,391
Advertising                                            26,501
Auto expense                                            1,017
Auto - lease                                            2,401
Bank Charges                                            1,491
Business tax                                              472
Courier                                                   223
Consulting fees                                         8,193
Dues & subscriptions                                      221
Equipment rental                                          408
Gas allowance                                             902
Depreciation                                              876
Licenses and rights                                       107
Legal                                                     191
Management fees - Pro Glass                             4,138
Merger and acquisition costs                           50,745
Office supplies                                           921
Rent                                                    7,275
Repairs & maintenance                                   1,079
Shop supplies                                             684
Telephone                                               5,010
Travel                                                    225
Utilities                                               1,391
Wages & employee benefits                              15,262
WCB expense                                                20


Total General & Administrative Expenses               133,143

              See Accompanying Notes and Accountant's Review Report
                                        4


                          Pro Glass Technologies, 11nC
                          (Formerly Ragen Corporation)
                        Statement of Stockholder's Equity
                  For the Three Months Ended December 31, 1999

                            Common    Common    Additional    Retained    Total
                            Shares    Stock      Paid-In      Earnings
                                      Amount     capital

 Balance, September
30, 1997                  3,000,000   $ 3,000   $    -      $ (2,409)  $    591

 Operating (Loss)
 September 30, 1998          -           -           -          (510)      (510)

 Balance, September
 30, 1998                 3,000,000     3,000        -        (2,919)        81

 Operating Income
 September 30, 1999          -           -           -            0          0

 Balance, September
 30, 1999                  3,000,000     3,000        0        (2,919)        81

 Common shares issued
 October 21, 1999         17,714,000   17,714    368,807          -      386,521

 Common shares issued
 December 7, 1999          1,247,049    1,247    122,459          -      123,706

 Operating Income
 December 31, 1999            -          -           -         (37,141) (37,141)

 Balance, December
 31, 1999                 21,961,049 $ 21,961  $491,266     $  (40,060) $473,167

              See Accompanying Notes and Accountant's Review Report
                                        5



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                             Statement of Cash Flows
                             As of December 31, 1999

CASH FLOWS FROM OPERATING ACTIVfMS:

Net Income                                         $ (37,141)
Depreciation expense                                     876
(Increase) in accounts receivable                    (41,502)
(Increase) in inventory                               (2,759)
(Increase) in prepaid                                 (2,942)
(Increase) in other assets                          (198,076)
(Increase) in investments                            (25,557)
(increase) in provision for future rebates           (28,759)
(increase) in note receivable                           (436)
(Increase) in income tax benefit                     (13,487)
Increase in accounts payable                          26,958
Increase in Wms payable                                1,450
(Decrease) in note payable                            (1,749)
Net Cash provided (used) by operating activities    (323,124)

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in securities for sale           (150,000)
Net - acquisition of property & equipment    (16,462)
Nd cash used by investing activities        (166,462)

CASH FLOWS FROM FINANCING ACTIVITIES:

Common stock                                  18,961
Paid in Capital                              491,266
Nd cash provided by fin an cing activities   510,227
Net increase (decrease) in cash               20,641
Cash at beginning ofyear                       1,630
Cash at end ofyear                            22,271

              See Accompanying Notes and Accountant's Review Report
                                        6


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                  For the Three Months Ended December 31 1999

NOTE 1. OPERATIONS AND DESCRIPTION OF BUSINESS

Organization

The Company was originally incorporated in the state of Nevada on August 24, 1987 as Ragen Corporation. On August 24, 1996 the Company executed a forward split of its outstanding stock 1,000 to I or 3,000,000 shares and restated the par value of its common stock from $1.00 to $.001 per share increasing the authorized shares from 25,000 to 25,000,000 share with the same total capital value of $25,000. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 100% of the common stock of ProGlass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock. Ragen changed its name to Pro Glass Technologies, Inc., on October 25, 1999 and increased the authorized capital to 50,000,000 shares of $.001 par value common stock.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure or contingent assets and liabilities, and reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or net realizable value, and consists of auto windshields and related materials. The company's inventory is very consistent and not material.

Basis of Accounting

The Company policy is to use the accrual method of accounting and to prepare and present financial staternents in accordance with generally accepted accounting principles.


                          Pro Glass Technologiesq Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                  For the Three Months Ended December 31, 1999

NOTE 2 SUMMARY OF SIGATIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Rights

The Company has entered into an exclusivity contract with various companies. The exclusivity enables Pro Glass to be the only auto glass company to deliver advertisements to patrons homes.

Accounts Receivable-Trade

Accounts receivable-trade consists of the following at December 31, 1999:

Accounts receivable                                                401,417
Allowance for doubtfid accounts                                          0
Total                                                              401,417

Management considers accounts receivable as of December 3 1, 1999 to be fully collectible.

Property and Equipment/Depreciation

Property and equipment are recorded at cost. Minor additions renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using straight-line and accelerated methods (five years for vehicles and equipment, and seven years for office furniture). Total depreciation for the as of December 31, 1999 is $ 876.

Leases

The Company leases two locations under an operating lease that expires on October 21, 2001 and March 3 1, 2002 (option renewal for a three year on both). Rent expense as of December 3 1, 1999 was $ 7,275. The Company also leases a vehicle under operating lease expiring through July 2000. Lease expense for the vehicle as of December 3 1, 1999 was $ 2,40

Earnings Per Share

Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128 (FAS No. 128) Earnings Per Share. Due to the Company's simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of common stock to be issued during the period

                                        8


                           Pro Glass Technologies, Inc
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                  For the Three Months Ended December 31, 1999

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. 1MCOME TAX BENEFIT

1998     Net Income / (Loss)                                        (75,692)
         Income tax benefit                                          13,923
1999     Tax benefits used                                           (6,990)
1999     Tax benefit carry forward                                    6,933
12/99 Income tax benefit (first quarter)                              6,554
                Total Income Tax Benerit                             13,487

NOTE 4. PROPERTY& EQUIPMENT

A summary of property and equipment, and the related depreciation expense is as follows:

                                                                  1999

            Office Equipment                                 $    20,205
            Automobile                                            3,793
            Total Office Equip. & Automobile                      23,998
            Accumulated depreciation                              (8,412)

            Net Property and Equipment                            15,586
            Depreciation Expense                                  13,487

                                                         9


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Notes to Financial Statements
                  For the Three Months Ended December 31, 1999

NOTE S. INVESTMENT IN SECURITIES

This represents the Company's acquisition of 150,000 shares of preferred stock in Triad Industries, Inc. in exchange for for the FAA Enterprises, Inc. note receivable.

NOTE 6. ACQUISITION OF BUSINESS

The acquisition of Pro Glass Technologies, Inc. was recorded as a purchase in accordance with Accounting Principle Board Opinion No. 16 (APB No. 16) Business Combinations. On October 21$ 1999 the Company entered into a reverse merger whereby Ragen acquired 1000/a of the common stock of ProGlass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock. Ragen changed its name to Pro Glass Technologies, Inc.

NOTE 7. COMMON STOCK

As of September 30, 1999 there were 3,000,000 shares of common stock outstanding. On October 21, 1999 the Company issued 17,714,000 shares of common stock. On December 7, 1999 the Company issued 1,247,049 shares of common stock. As of December 31, 1999 there were 21,961,049 shares of common stock outstanding.

10






                          PRO GLASS TECHNOLOGIES, INC.

                          (Formerly Ragen Corporation)

                            FINANCIAL STATEMENTS

                     Years Ended September 30, 1999 and 1998


                               TABLE OF CONTENTS


Independent Auditor's Report
Audited Financial Statements :
Balance Sheets
Statements of Operations
Schedules of General & Administrative Expenses
Statements of Stockholders' Equity
Statements of Cash Flows
Notes to Financial Statements


                               ARMANDO C. IBARRA
                            CERTIFIED PUBLIC ACCOUNTANIS
                          (A Professional Corporation)

ARMANDO C. IBARRA CRA.
ARMEND IBARRA JR., CPA

To the Board of Directors of
Pro Glass Technologies Inc.
(Formerly Ragen Corporation)
Bay 8, 3927 Edmonton Tr. N.E.
Calgary, Alberta T2E 6T I


We have audited the accompanying balance sheets of Pro Glass Technologies Inc. (Formerly Ragen Corporation) as of September 30, 1999 and 1998, and the related statements of operations, stockholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended; in accordance with generally accepted accounting principles.

Armando C. lbarra, CPA
Chula Vista, CA
February 29, 2000

350 E. Street, Chula Vista, CA 91910

         Tel: (619) 422-1348           Fax: (619) 422-1465



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                                 Balance Sheets
                        As of September 30, 1999 and 1998

                                                        ASSETS

Current Assets
     Cash                                 $ 35,439        138
     Accounts Receivable                    49,894     54,077
     Other Receivable                          261          0
     Inventory                               2,759      2,759
     Due from FAA Enterprises, lTD         131,379          0
     Earned discounts receivable            19,586          0
     Prepaid Expense                         4,689          0
     Income tax benefit                      6,933     13,923
Total Current Assets                       250,940     70,897
Property & Equipumat
     Office Furniture & Equipment - Net     15,496     19,446
Total Property & Equipment                  15,496     19,446
Other Assets
     Customer Lists                         86,207          0
     Advertising Rights                    112,069          0
     Investment in Subsidiary                    0     25,557
Total Other Assets                         198,276     25,557
     Total Assets                         $464,712   $115,900

                                     1ABILITIES & STOCKHOLDERS- EQUITY

Current Liabilities
     Accounts payable                     54,533    $  83,756
Total Current Liabilities                 54,533       83,756
Stockholders' Equity
     Common stock, ($0.001 par
     value, 50,000,000 shares
     authorized 17,714,000 and
     564,000 shares issued and
     outstanding as of September
     31, 1999 and 1998 respectively)      17,714          564
     Additional paid-iii capital         431,751       93,349
     Retained earnings                   (39,286)     (61,769)
Total Stockholders' Equity               410,179       32,144
     Total Liabilities &
              Stockholders' Equity     $ 464,712    $ 115,900

                     See Notes to the Financial Statements
                                        2


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                            Statements of Operations
             For the Twelve Months Ended September 30, 1999 and 1998

REVENUES

   Sales                                 $    727,849    $    337,901
Total Revenues                                727,849         337,901
COSTS OF SALES
   Glass & Moldings                           310,245         185,438
   Sub contractors                             26,791          17,104
Total Costs of Sales                          337,036         202,542
GROSS PROFff                                  390,813         135,359
GENERAL & ADMINISTRATIVE EXPENSES             368,594         211,051
Operating Income (Loss)                        22,219         (75,692)
Other Income
   Interest Income                              7,241               0
   Gain on currency conversion                     12               0
Total Other Income                              7,254               0
NET INCOME BEFORE INCOME TAXES                 29,473         (75,692)


(PROVISION FOR INCOME TAXES) - BENEFIT         (6,990)         13,923
NET INCOME / (LOSS) AFTER TAXES                22,483    $    (61,769)
BASICS EARNING (LOSS) PER SHARE          $       0.00    $      (1.33)

 WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                  16,009,699          46,356

                      See Notes to the Financial Statements
                                        3



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                 Schedule of General and Administrative Expenses
             For the Twelve Months Ended September 30, 1999 and 1998

GENERAL & ADMINISTRATIVE EXPENSES

Accounting                                     $ 13,078   $      0
Advertising                                     135,614     65,553
Automobile                                        1,887          0
Auto Lease                                        9,604          0
Bank Charges                                      5,672      4,461
Business Taxes                                    4,800          0
Claims Paid & Inspections                         1,155          0
Courier                                             848          0
Consulting fees                                  13,733     18,155
Depreciation                                      4,253      3,283
Dues & Memberships                                  210          0
Equipment Rentals                                 1,850          0
Fax Lease                                         1,630          0
Gas Allowance                                     3,061          0
Insurance                                           848      2,461
Interest expense                                     73          0
Licenses, Fees                                      175          0
Management Fees                                       0     33,103
Meals & Entertainment                             2,882          0
Merger & acquisition costs                       46,798          0
Office Supplies                                   2,259      8,316
Professional fees                                     0      5,931
Rent                                             26,608     18,419
Repairs & Maintenance                             2,679      1,235
Shop Supplies                                     3,206          0
Telephone                                        10,834      7,262
Travel                                            9,161      6,606
Utilities                                         7,091          0
Wages & Employee Benefits                        56,242     36,266
WCB Expense                                       2,341          0
     Total General & Administrative expenses   $368,594   $211,051

                      See Notes to the Financial Statements
                                        4



                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Statement of Stockholder's Equity
             For the Twelve Months Ended September 30, 1999 and 1998

                            Common   Common   Additional   Retained     Total
                            Shares   Stock     Paid-In     Earnings
                                     Amount    Capital

 Common shares issued
 Septermber 1, 1998        564,000  $  564   $  93,350   $     -     $  657,914

 Operating Income
 September 30, 1999          -          -         -        (61,769)     (61,769)

 Balance, September
 30, 1998                  564,000     564      93,349     (61,769)       32,144

 Common shares issued
 October 1, 1998        15,000,000  15,000     256,605        -          271,605

 Common shares issued
 March 31, 1999          1,010,000   1,010      48,990        -           50,000

 Common shares issued
 July 31, 1999           1,140,000   1,140      32,807        -           33,947

 Operating Income
 September 30, 1999         -          -          -          22,483       22,483

 Balance, September
 30, 1999               17,714,000 $17,714   $431,751   $   (39,286) $   410,179

                      See Notes to the Fiancial Statements
                                        5


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                            Statements of Cash Flows
             For the Twelve Months Ended September 30, 1999 and 1998

CASH FLOWS FROM OPERATING ACIIVITIES

Net income                                         22,483    $(61,769)
Depreciation expense                                4,253       3,283
(Increase) / decrease in accounts receivable        3,922     (54,077)
(Increase) in inventory                                 0      (2,759)
(Increase) in prepaid                              (4,689)          0
(Increase) in other assets                       (172,719)    (25,557)
(increase) in note receivable                    (131,379)          0
(Increase) in provision for unearned discounts    (19,586)          0
Increase / (decrease) in accounts payable         (29,223)     83,756
(Increase) / decrease in income tax benefit         6,990     (13,923)
Nd Cask (usa* by operating activities            (319,948)    (71,046)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property & equipment          (303)   (22,729)
Net cash (used) by investing activities      (303)   (22,729)

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock                                 16,640        564
Additional paid in capital                  338,912     93,349
Nd cask provided by financing activities    355,552     93,913
Nd increase (decrease) in cask               35,301        138
Cask at beginning o year                        138          0
Cask at end of year                          35,439   $    138
Supplemental Cask Flow Disclosures
Cash paid during year for interest         $     73   $      0

                      See Notes to the Financial Statements
                                        6


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Notes to the Financial Statements
                 For the Years Ended September 30, 1999 and 1998

NOTE 1 OPERATIONS AND DESCRIPTIONS OF BUSINESS

Organization

The Company was originally incorporated in the state of Nevada on August 24, 1987 as Ragen Corporation. On August 24, 1996 the Company executed a forward split of its outstanding stock 1,000 to I or 3,000,000 shares and restated the par value of its common stock from $1.00 to $.001 per share increasing the authorized shares from 25,000 to 25,000,000 share with the same total capital value of $25,000. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 100% of the common stock of ProGlass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,714,000 shares of authorized, and issued common stock. Ragen changed its name to Pro Glass Technologies, Inc., on October 25, 1999 and increased the authorized capital to 50,000,000 shares of $.001 par value common stock.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUTNING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure or contingent assets and liabilities, and reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or net realizable value, and consists of auto windshields and related materials. The company's inventory is very consistent and not material.

Advertising Rights

The Company has entered into an exclusivity contract with various companies. The exclusivity enables Pro Glass to be the only auto glass company to deliver advertisements to patrons homes.

                                                         7

                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Notes to the Financial Statements
                 For the Years Ended September 30, 1999 and 1998

N0TE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICLES(CONTINUED)

Basis of Accounting

The Company policy is to use the accrual method of accounting and to prepare and present financial statements in accordance with generally accepted accounting principles.

Accounts Receivable-Trade

Accounts receivable-trade consists of the following at September 30, 1999 and 1998:

                                   1999                  1998

Accounts receivable               $49,894              $54,077

Allowance for doubtfid accounts      0                    0
Total                              49,894               54,077

Management considers accounts receivable as of September 30, 1999 to be fully collectible. Property and Eguipment/Depreciation

Property and equipment are recorded at cost. Minor additions renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful fives. Depreciation is'calculated using straight-line and accelerated methods for income tax purposes (five years for vehicles and equipment, and seven years for office Runiture). Total depreciation for the years ended 1999 and 1998 is $ 4,253 and $ 3,283 respectively.

Earnings Per Share

Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128 (FAS No. 128) Earnings Per Share. Due to the Company's simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of common stock to be issued during the period

8


                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Notes to the Financial Statements
                 For the Years Ended September 30, 1999 and 1998

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

The Company leases two locations under an operating lease that expires on October 21, 2001 and March 31, 2002 (option renewal for a three year on both). Rent expense for 1999 was $ 26,608. The Company also leases a vehicle under operating lease expiring through July 2000. Lease expense for the vehicle in 1999 was $ 9,604.

Income Taxes

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. FAA ENTERPRISES, LTD, RECEIVABLE

The amount of $ 131,379 due fom FAA Enterprises, Ltd. (a related party) is determined by management to be fully collectable.

NOTE 4. PROPERYT & EQUIPAIENT

A summary of property and equipment, and the related depreciation expense is as follows:

                                                        1999            1998
Office Equipment                                      $ 19,238         $ 18,936
Automobile                                               3,793            3,793
Total Office Equip. & Automobile                        23,031           22,729
Accumulated depreciation                                (7,536)          (3,283)

Net Property and Equipment                            $ 15,496         $ 19,446
Depreciation Expense                                  $  4,253         $  3,283

                                                                              9

                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                        Notes to the Financial Statements
                 For the Years Ended September 30, 1999 and 1998

NOTE 5. COMMON STOCK

On September 1, 1998 the Company issued 564,000 shares of common stock. As of September 30, 1998 there were 564,000 shares of common stock outstanding. On October 1, 1999 the Company issued 15,000,000 shares of common stock. On March 31, 1999 the Company issued 1,010,000 shares of common stock. On July 31, 1999 the Company issued 1,140,000 shares of common stock. As of September 30, 1999 there were 17,714,000 shares of common stock outstanding.

NOTE 6. SUBSEQUENT EVENT

In October, 1999 subsequent to the balance sheet date the Company entered into a reverse merger whereby Ragen Corporation (a Nevada Corporation) acquired 100% of the common stock of Pro Glass Technologies, Inc. (a Canadian Corporation) and its wholly owned subsidiaries. Ragen Corporation subsequently changed its name to Pro Glass Technologies, Inc.

In October, 1999 the Company received 150,000 shares of Triad Industries, Inc. preferred stock in exchange for the $ 13 1,3 79 note receivable from FAA Enterprises, Ltd.

NOTE 7. RVCOME TAXBENEFIT

                     1998           Net Income / (Loss)                 (75,692)
                     1998           Income tax benefit                   13,923
                     1999           Tax benefits used                    (6,990)
                     1999           Tax benefit carry forward             6P933

NOTE          SCEDULE OF NET OPERATING LOSSES

1998 Net Operating Loss                                                $(75,692)
1999 Net Operating Income                                                29,473
     Net Operating Loss                                               $ (50,219)

As of September 30, 1999, the Company has net operating loss carryforwards of approximately $ 50,219 which will expire through 2014.

                                ARMANDO C. 1BARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                           (A Professonal Corporation)


To the Board of Directors of
Pro Glass Technologies Inc.
(Formerly Ragen Corporation)
Bay 8, 3927 Edmonton Tr. N.E.
Calgary, Alberta T2E 6T I

     We have prepared a pro forma financial statcmcnt using the historical information of Pro Glass Technologies, Inc. and Ragen Corporation. In October 1999 the two Companies entered into a reverse merger whereby Ragen Corporation acquired 1004/9 of the conunon stock of Pro Glass Technologies, Inc. (a Canadian Corporation) and its wholly owned subsidiaries. Ragen Corporation subsequently changed its name to Pro Glass Technologies, Inc. The included pro forma statements are ba3od on historical information as of September 1999-year end of both Companies. The pro forma shows how the hi3torical financial statements might have been affected if the transaction would have been consummated at an earlier time. Due to kagen Corporation being dormant no extraordinary adjustments were required.

Armando C. Ibarra, CPA

October 4, 2000

                     350 E. Street, Chula Vista, CA 91910
Tel: (619) 422-1348                          FaX: (619) 422-1465


 Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                          Pro Forma Statement of Income
                            As of September 30, 1999

                                  Pro Glass        Ragen Corp.     Pro Forma
                                  Tech, Inc.
                                  Historical        Historical
                                  Sept 1999         Sept 1999      Sept 1999

REVENUES                      $   727,949         $      93      $     727,942
COSTS OF SALES                    337,036                 0            337,036
GROSSPROFIT                       390,813                93            390,906
GENERAL & ADMINISTRATIVE EXPENSES 368,394               603            369,197
Operating Income (Loss)            22,219              (510)            21,709
Total Other Income                  7,254                 0              7,254
NET INCOME BEFORE INCOME TAXES     29,473              (510)            28,963
(PROVISION FOR INCOME TAXES)       (6,990)                0             (6,990)
NET INCOME / (LOSS) AFTER TAXES $  22,493        $     (510)      $     21,973

BASIS EARNING (LOSS) PER SHARE  $    0.00        $     0.00       $       0.00
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING   16,009,699         3,000,000         19,009,699




                          Pro Glass Technologies, Inc.
                          (Formerly Ragen Corporation)
                            Pro Forma. Balance Sheet
                            As of September 30, 1999

                                     ASSETS

                                    Pro Glass        Ragen Corp      Pro Forma
                                 Technogies, Inc.
                                    Historical       Historical
                                     Sept 1999       Sept 1999     Sept, 1999

Current Assets
    Cash                         $     35,439      $     1,630    $     37,069
    Acoounts Receivable                50,155                0          50,155
    Due ftom FAA Enterprises, Ltd     131,379                0         131,379
    Current assets                     33,967                0          33,967
Total Current Assets                  250,940            1,630         252,570
Property & Equipment                   15,496                0          15,496
Other Assets                          199,276              200         199,476

    Total Assets                      464,712            1,830          466,542

                                 LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities              $     54,533      $     1,749     $     56,292
Stockholders' Equity
     Common stock                      17,714            3,000           20,714
     Additional paid-in capital       431,751                0          431,751
     Retained earnings                (39,286)          (2,919)         (42,205)
Total Stockholders' Equity            410,179               91          410,260
     Total Liabilities &
       Stockholders' Equity      $    464,712      $     1,830     $    466,542








                                RAGEN CORPORATION
                              FINANCIAL STATEMENTS
                    Years Ended September 30, 1999 and 1998




                            TABLE OF CONTENTS

Independent Auditor's Report
Audited Financial Statements:
Balance Sheets
Statements of Operations
Statements of Stockholders' Equity
Statements of Cash Flows
Notes to Financial Statements


                                ARMANDO c. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)

Armando C. Ibarra C.P.A.
Armando lbara, Jr., C.P.A.

To the Board of Directors of
Ragen Corporation
Bay 8, 3927 Edmonton Tr. N.E.
Calgary, Alberta T2E 6T1

     We have audited the accompanying balance sheets of Ragen Corporation as of September 30, 1999 and 1998, and the related statements of operations, stockholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in accordance with generally accepted accounting principles.

Armando C. lbarra, CPA
February 29, 2000

                         350 E Street, Chula Vista, CA 91910
Tel: (619) 422-1348                                         Fax: (619) 422-1465

                                Ragen Corporation
                                 Balance Sheets
                        As of September 30, 1999 and 1998

                                                                1999       1998

                                       ASSETS

Current Assets
     Cash                                                        1,630    $1,630
Total Current Assets                                             1,630     1,630
Property & Equipment
     Office Furniture & Equipment - Net                              0         0
Total Property & Equipment                                           0         0
Other Assets
     Other assets                                                  200       200
Total Other Assets                                                 200       200
     TOTAL ASSETS                                                1,830    $1,830

                      LIABILITIES & STOCKHOLDERS'EQUITY

Current Liabilities
     Note payable                                           $    1,749   $ 1,749
Total Current Liabilities                                        1,749     1,749
Stockholders' Equity
     Common stock, ($0.001 par value, 50,000,000 shares
       authorized 3,000,000 shares issued and outstanding
       as of September 30, 1999 & 1998 respectively)             3,000     3,000
     Retained earnings                                         (2,919)   (2,919)
Total Stockholders' Equity                                         81        81

      TOTAL LIABILITIES &
               STOCKHOLDERS' EQUITY                             1,830 $    1,830

                       See Notes to the Financial Statements
                                        2



                                Ragen Corporation
                            Statements of Operations
             For the Twelve Months Ended September 30, 1999 and 1998

                                                      1999                  1998

REVENUES

   Sales                                          $      0            $       93

Total Revenues                                           0                    93
GROSS PROFIT                                             0                    93

GENERAL & ADMINISTRATIVE EXPENSES
   Annual reports                                        0                   220
   Bank Charges                                          0                   164
   Office Supplies                                       0                   219
         Total General & Administrative expenses         0                   603
NET INCOME                                               0                 (510)

 BASIC EARNINGS (LOSS) PER SHARE                  $      0            $        0

 WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                    3,000,000             3,000,000

                     See Notes to the Financial Statements
                                        3





                                Ragen Corporation
                       Statements of Stockholder's Equity
             For the Twelve Months Ended September 30, 1999 and 1998

                        Common    Common     Additional   Retained     Total
                        Stock     Stock       Paid-In      Earnings
                                  Amount      Capital

Balance, September
30, 1997              3,000,000  $ 3,000    $    -     $  (2,409)   $     591

Operating (Loss)
September 30, 1998       -           -           -          (510)        (510)

Balance, September
30, 1998             3,000,000     3,000         -        (2,919)          81

Operating Income
September 30, 1999        -          -           -            0              0

Balance, September
30, 1999             3,000,000   $ 3,000    $    -     $   (2,919)   $      81

                      See Notes to the Financial Statements
                                        4


                                Ragen Corporation
                            Statements of Cash Flows
                        As of September 30, 1999 and 1998

                                                         1999       1998

CASH FLOWS FROM OPERATING ACTIVIES

    Net income                                      $       0  $    (510)

    Net Cash provided (used) by operating activities         0      (510)

CASH FLOWS FROM INVESTING ACTIVITIES

    Net cash used by Investing activities                    0         0

CASH FLOWS FROM FINANCING ACTIVITIES

   Net cash provkIed byfinancing activities                  0         0
   Net increase (decrease) in cash                           0      (510)
   Cask at beginning ofycar                              1,630      2,140
   Cask at end ofyear                                  $ 1,630    $ 1,630

   Supplentental Cash Flow Disclosures
   Cash paid dunng year for interest                         0          0

                      See Notes to the Financial Statements
                                        5


                                Ragen Corporation
                        Notes to the Financial Statements
                 For the Years Ended September 30, 1999 and 1998

NOTE 1. OPERATIONS AND DESCRIPTION OF BUSINESS

Organization

     The Company was originally incorporated in the state of Nevada on August 24, 1987 as Ragen Corporation. On August 24, 1996 the Company executed a forward split of its outstanding stock 1,000 to I or 3,000,000 shares and restated the par value of its common stock from $1.00 to $.001 per share increasing the authorized shares from 25,000 to 25,000,000 share with the same total capital value of $25,000. On October 21, 1999 the Company entered into a reverse merger whereby Ragen acquired 100% of the common stock of ProGlass Technologies, Inc., (A Canadian Corporation) and its three wholly owned subsidiaries in exchange for 17,537,060 shares of authorized, but unissued common stock. Ragen changed its name to Pro Glass Technologies, Inc., on October 25, 1999 and increased the authorized capital to 50,000,000 shares of $.001 par value common stock.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accountin

     The Company policy is to use the accrual method of accounting and to prepare and present financial statements in accordance with generally accepted accounting principles.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

Earnines Per Share

     Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128 (FAS No. 128) Earnings Per Share. Due to the Company's simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of common stock to be issued during the period

                                                         6

                                Ragen Corporation
                        Notes to the Financial Statements
                 For the Years Ended September 30, 1999 and 1998

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

     Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.

     Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. INCOME TAX

The Company's total deferred tax asset at September 30, 1998 is as follows:

          Net operating loss carryforward                $510
          Valuation allowance                              =0
                                                        $ -0-

     The Company has a net operating loss caryforward of $5 10 which, if not utilized, will completely expire in 2013.

NOTE 4. SUBSEQUENT EVENT

     In October, 1999 subsequent to the balance sheet date the Company entered into a reverse merger whereby Ragen acquired 1000/6 of the common stock of Pro Glass Technologies, Inc. (a Canadian Corporation) and its wholly owned subsidiaries. Ragen Corporation subsequently changed its name to Pro Glass Technologies, Inc.

7



                                                              PART III

ITEM     1.       Index to Exhibits

The following exhibits are filed with this Registration Statement.

Exhibit Number                    Exhibit Name

  3.1                      Article of Incorporation   with Amendments
  3.2                      By-Laws of Registrant
  0.1                      Acquisition Agreements
  27.                      Financial Data Schedule

2.       Description of Exhibits

1.       Pro Glass Technologies, Inc.  Articles of Incorporation - Canada
2.       Windshield Superstore, Ltd.  Articles of Incorporation - Canada
3.       Canada Auto Glass Warranty, Inc.  Articles of Incorporation - Canada
4.       Shatterprufe Industries, Inc.  Articles of Incorporation - Canada



























                                                                  S-1

                                                              SIGNATURES

     In accordance with Section 12 of the Securities and Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized.


                                                  PRO GLASS TECHNOLOGIES, INC.
                                                      (Registrant)




Date:  October 2,  2000                  By:/S/ Frank Aiello
                                                Frank Aiello
                                                President